As filed with the Securities and Exchange Commission on February 12, 2009
 Registration No. 333-83724

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVO NORDISK A/S
(Exact name of registrant as specified in its charter)

Kingdom of Denmark		None
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Novo Allé DK-2880 Bagsvaerd Denmark Tel. No.: (45) 44-44-88-88
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

NOVO NORDISK, INC. 401(k) SAVINGS PLAN (f/k/a NOVO NORDISK PHARMACEUTICALS, INC. 401(k) SAVINGS PLAN) NOVO NORDISK PUERTO RICO 401(k) PLAN
(Full title of plan)

James C. Shehan, Esq. General Counsel Novo Nordisk Inc. 100 College West Princeton, New Jersey 08540 Tel. No.: (609) 987-5800 Fax No.: (609) 919-7741
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jean McLoughlin, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Tel. No.: (212) 450-4000

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Novo Nordisk A/S, a Denmark corporation (“Novo Nordisk”, “Company” or “Registrant”), hereby amends its Registration Statement on Form S-8 File No. 333-83724, by filing this Post-Effective Amendment No. 2 on Form S-8 relating to 1,000,000 B Shares, which is represented by one American Depositary Share of the Company and the indeterminate amount of interests that are issuable by the Company pursuant to the Novo Nordisk, Inc. 401(k) Savings Plan (f/k/a Novo Nordisk Pharmaceuticals, Inc. 401(k) Savings Plan) and the Novo Nordisk Puerto Rico 401(k) Plan.  This Post-Effective amendment No. 2 to our Registration Statement filed on Form S-8 is filed solely for the purpose of providing the consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of the Company, to the incorporation by reference in the Registration Statement on Form S-8 of its report dated 28 January 2009 relating to the Consolidated Financial Statements and the effectiveness of internal control over financial reporting, which appears in the Form 20-F filed by Novo Nordisk on February 9, 2009.

ITEM 8. Exhibits

Exhibit No.	Description
4.1*	Novo Nordisk, Inc. 401(k) Savings Plan, as amended (f/k/a Novo Nordisk Pharmaceuticals, Inc. 401(k) Savings Plan)

4.5*
Deposit Agreement, dated February 1, 1981 amended September 10, 1984, amended and restated May 1, 1991, amended April 15, 1994, December 21, 1996, and April 4, 2004, among Novo Nordisk, Morgan Guaranty Trust Company of New York and holders of American Depositary Receipts

4.6*	Novo Nordisk Puerto Rico 401(k) Plan

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Amper, Poliztiner & Mattia, LLP (formerly Amper, Politziner & Mattia, P.C.)

23.3	Consent of PricewaterhouseCoopers LLP

24*	Power of Attorney

*Previously filed

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on the 12th day of February, 2009.

NOVO NORDISK A/S

By:	*
Lars Rebien Sørensen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President & Chief Executive Officer	February 12, 2009
Lars Rebien Sørensen

*	Chief Financial Officer	February 12, 2009
Jesper Brandgaard

*	Chairman of the Board of Directors	February 12, 2009
Sten Scheibye

*	Vice Chairman of the Board of Directors	February 12, 2009
Göran A. Ando

*	Director	February 12, 2009
Kurt Briner

*	Director	February 12, 2009
Henrik Gürtler

*	Director	February 12, 2009
Johnny Henriksen

*	Director	February 12, 2009
Pamela J. Kirby

*	Director	February 12, 2009
Anne Marie Kverneland

*	Director	February 12, 2009
Kurt Anker Nielsen

*	Director	February 12, 2009
Stig Strøbæk

*	Director	February 12, 2009
Jørgen Wedel

*	Director	February 12, 2009
Søren Thuesen Pedersen

AUTHORIZED REPRESENTATIVE

/s/ James C. Shehan
James C. Shehan
as the duly authorized representative
of Novo Nordisk A/S in the United States

Date: February 12, 2009

*By:	/s/ James C. Shehan
James C. Shehan
Attorney-in-Fact

Date: February 12, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Novo Nordisk, Inc. 401(k) Savings Plan, as amended (f/k/a Novo Nordisk Pharmaceuticals, Inc. 401(k) Savings Plan)

4.5*
Deposit Agreement, dated February 1, 1981 amended September 10, 1984, amended and restated May 1, 1991, amended April 15, 1994, December 21, 1996, and April 4, 2004, among Novo Nordisk, Morgan Guaranty Trust Company of New York and holders of American Depositary Receipts

4.6*	Novo Nordisk Puerto Rico 401(k) Plan

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Amper, Poliztiner & Mattia, LLP (formerly Amper, Politziner & Mattia, P.C.)

23.3	Consent of PricewaterhouseCoopers LLP

24*	Power of Attorney

*Previously filed